28 Exhibit 99.1

** *
156% $27.84 $10.88 Stock Price
77% 10% 43% Debt-to-capitalization
74% $33 $129 Debt
58% 19% 45% Working Capital % of Sales
41% $85 $143 Working Capital
93% $20.5 $10.6 Net Income
6.2% CAGR
43% $450 $315 Sales
Improvement CY 2005E CY 1999
* At Spin-off Oct. 19, 1999
** At close of Feb. 1, 2006
Improvements Since Spin-off
29

FY
2005E
Revenues
Operating
Income
Diluted
EPS
Free
Cash Flow
FCF = Cash from Operations less Capital Expenditures less Dividends paid
$450.5
$33.5
$1.27
$28.0
$381.8
$21.9
$0.74
$21.6
+53%
+72%
$6.4
FY
2004
Revenues
• Positives:  shipment volume & pricing for nearly every
business.
• Large international oil & gas project shipments very
strong.
• Acquisitions +7% FY
Operating Income
• Positives:  sales volume, customer pricing, and
acquisitions.
• Partial offsets:  higher raw material costs, lower supplier performance & manufacturing productivity, and higher
special charges.
• Q404 included a $7.2 charge primarily for slow-moving
inventory.
EPS
• US GAAP
• Operating income improvement.
• Q404 included 29¢ charge for the $7.2 slow-moving
inventory.
• Includes special charge of $0.06 in 2005; $0.01in 2004.
FCF
• 2005 used $7.4 for two new facilities.
+18%

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in millions)

UNAUDITED

FY 2005E
FREE CASH FLOW [NET CASH PROVIDED BY OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$28.0
ADD: Capital expenditures	15.3
Dividends paid	2.4

NET CASH PROVIDED BY OPERATING ACTIVITIES	45.7

WORKING CAPITAL [CURRENT ASSETS LESS CASH AND CURRENT LIABILITIES]	$85.0
ADD: Cash and cash equivalents	31.2
Current Liabilities	109.6

CURRENT ASSETS	$225.8

WORKING CAPITAL AS % OF SALES	19%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]	$313.2

LESS: Total debt	(33.5)
ADD: Cash and cash equivalents	31.2
Investments	0.1

TOTAL SHAREHOLDERS’ EQUITY	310.90
ADD: Total debt	33.50

TOTAL CAPITAL	$344.40

TOTAL DEBT / TOTAL CAPITAL	10%